Exhibit 6.a. 10.1
Form of Subscription Agreement

SUBSCRIPTION AGREEMENT
(Non-United States Purchasers)

To:	U.S. Gold Corporation
	2201 Kipling Street, Suite 100
	Lakewood, Colorado U.S.A. 80215-1545

The undersigned (the "Purchaser") hereby irrevocably
subscribes for and agrees to purchase from U.S. Gold
Corporation (the "Company") on the terms and conditions
set forth in this subscription agreement ("Agreement")
that number of shares of par value US$0.10 par value
common stock of the Company (the "Shares") set forth in
Clause 17 below.    Each Share will be issued at a price
of US$0.40 per Share.

1.	Conditions of Purchase

The Purchaser acknowledges that the Company's obligation to sell the Shares to the Purchaser is subject to, among other things, the conditions that:

(a) the Purchaser executes and returns to the Company all documents required by this Agreement, including information demonstrating that the Purchaser is an "accredited Purchaser", as such term is defined in Regulation D promulgated by the United States Commission under the Shares Act of 1933, as amended (the "1933
Act");

(b) all necessary regulatory approvals, if any, being obtained by the Company prior to the Closing; and

(c)	the representations and warranties of the Purchaser
remain true and correct as at the Closing.

2.	Delivery and Payment

The Purchaser agrees that the following shall be delivered to the Company prior to the Closing:

(a) one completed and duly signed copy of this Agreement;

(b) all other documentation as may be required by applicable Shares legislation, including a duly completed Private Placement Questionnaire and
Undertaking in the form of Schedule "B" hereto; and

(c)	a certified cheque, bank draft or evidence of a wire
transfer in United States dollars funds to IBK Capital
Corp., as agent for the Company, representing the Aggregate Purchase Price shown in Clause 17 hereof.
Details concerning the payment procedure are set out in Schedule "A".

The closing of the Offering pursuant to which this Subscription is made may be effected by means of a series of closings, each such closing involving the Company and one or more purchasers of Shares. Delivery by the Company of the certificates representing the Shares, and payment for the Shares by the Purchaser, shall be completed at a closing (the "Closing") to be held at such time and place as may be mutually agreed upon by the Company and the Purchaser (the date of the Closing being hereinafter called the "Closing Date").

If the Purchaser chooses not to attend the Closing to receive the Share certificate(s), then the Company shall deliver such certificates to the Purchaser at the address set forth below, promptly after the Closing.

3.	Purchaser's Acknowledgements

The Purchaser acknowledges and agrees that:

(a) the sale and delivery of the Shares to the Purchaser is conditional upon such sales being made pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") as set forth in Regulation D ("Regulation D") promulgated thereunder;

(b) the Company will be required to disclose to the Commission, and thereby though public access to Edgar filing, as to the identity of the beneficial purchasers of the Shares;

(c) the Shares have not been registered under the 1933
Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Purchaser hereto), and that such Shares must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

(d) the Shares shall bear the following legend, unless same shall have been included in an effective registration statement under the 1933 Act:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR
SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES
ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO
THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED;

(e)	the offer to sell the Shares were directly
communicated to the Purchaser and at no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer;

(f)	no agency, governmental authority, regulatory body,
stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Shares;

(g)	Purchaser has been furnished with copies of the
Company's Form 10-KSB/A for the year ended December 31,
2001 as filed with the Securities and Exchange
Commission (the "Commission") together with all subsequently filed forms 10-QSB, 8-K, and other publicly available filings made with the Commission and has received from the Company such other information concerning its operations, financial condition and other matters and Purchaser has considered all factors the Purchaser deems material in deciding on the advisability of investing in the Shares;

(h)	the Shares are being offered for sale only on a
"private placement" basis;

(i)	the Shares are being acquired by the Purchaser in
good faith solely for the Purchaser's own account, for investment purposes only, and are not being purchased with a view to, or for the resale or distribution thereof; and

(j)	the representations, warranties and covenants
contained in this subscription agreement are made by the Purchaser with the intent that they may be relied upon by the Company in determining the Purchaser's eligibility to purchase the Shares, and the Purchaser hereby agrees to indemnify the Company against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur caused or arising from its reliance thereon. The Purchaser further agrees that by accepting the Shares the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing with the same force and effect as if they had been made by the Purchaser at the Closing and that they shall survive the Closing Date and shall continue in full force and effect notwithstanding any subsequent disposition of the Shares.

4.	Purchaser's Representations and Warranties

The Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing and continue in full force and effect) that:

(a)	the Purchaser is not a resident of the United States
of America and that the Purchaser was offered the Shares outside of the United States of America;

(b)	the Purchaser is an "accredited purchaser" as that
term is defined in Regulation D promulgated by the 1933
Act by virtue of satisfying the indicated criterion in Schedule "B";

(c)	the Purchaser acknowledges that in addition to
compliance with the restrictions on resale applicable under applicable rules of the Commission, the Purchaser may be subject to various reporting requirements with the Commission if Purchaser is a 10% owner of the issued and outstanding capitalization of the Company;

(d)	the Purchaser will execute and deliver all
documentation to the Company as may be required by applicable rules, regulations and policies of the Commission and to permit the purchase of the Shares on the terms herein set forth;

(e) this agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Purchaser subject to:

(i) any applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally; and

(ii) general principles of equity, including that the granting of equitable remedies is within the discretion of a court of competent jurisdiction;

(f)	the Purchaser is not, directly or indirectly, the
holder of any common shares in the capital of the Company other than the number of common shares of the Company disclosed in Clause 17(d).

5.	Company's Representations and Warranties

The Company represents and warrants and agrees with the Purchaser that:

(a)	 Due Incorporation.	The Company has been organized
under the laws of the State of Colorado, United States of America. The Company and each of its subsidiaries, if any, is a corporation or limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation or registration and have the requisite corporate or other power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

(b)	Outstanding Stock.  All issued and outstanding
shares of common stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

(c)	Authority; Enforceability.  This Agreement and other
agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

(d)	Additional Issuances.   There are no outstanding
agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described in the public reports or otherwise provided Purchaser.

(e)	Consents.  No consent, approval, authorization or
order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the National Association of Securities Dealers, Inc. ("NASD") or the Company's
Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Shares, and the performance of the Company's obligations hereunder.

(f)	No Violation or Conflict.  Assuming the
representations and warranties of the Purchaser in this Agreement are true and correct and the Purchaser complies with its obligations under this Agreement, the issuance and sale of the Shares and the performance of the Company's obligations under this Agreement will not:

(i)	violate, conflict with, result in a breach of, or
constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or
(D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect on the Company; or

(ii)	result in the creation or imposition of any lien,
charge or encumbrance upon the Shares or any of the assets of the Company, its subsidiaries or any of its affiliates.

(g)	The Shares.  The Shares upon issuance:

(i)	are, or will be, free and clear of any security
interests, liens, claims or other encumbrances, but are subject to restrictions upon transfer under the 1933 Act and State laws;

(ii)	have been duly and validly authorized and on the
date of issuance, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Purchaser complies with the Prospectus delivery requirements);

(iii)	will not have been issued or sold in violation
of any preemptive or other similar rights of the holders
of any securities of the Company; and
(iv)	will not subject the holders thereof to personal
liability by reason of being such holders.
(h)	Litigation.  There is no pending or, to the best
knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. To the best knowledge of the Company there are no threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a material adverse effect on the Company.

(i)	Reporting Company.  The Company is a publicly-held
company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of
1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. The Company's common stock is listed for trading on the OTC Bulletin Board ("Bulletin Board").
Pursuant to the provisions of the 1934 Act, the Company has filed all public reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

(j)	No Market Manipulation.  The Company has not taken,
and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Shares may be resold.

(k)	Information Concerning Company.  The public reports
provided the Purchaser contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the most recent financial statements included in public documents, and there has been no material adverse change in the Company's business, financial condition or affairs not disclosed to the Purchaser. The public reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(l)	Dilution.   The Company's executive officers and
directors have studied and fully understand the nature of the Shares being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.

(m)	Stop Transfer.  The Shares are restricted securities
as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of the Shares, except as may be required by federal securities laws.

(n)	Defaults.  Neither the Company nor any of its
subsidiaries is in violation of its Articles of Incorporation or ByLaws. Other than as disclosed in public reports, neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company except as otherwise disclosed in documents provided or made available to the Purchaser, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

(o)	No General Solicitation.  Neither the Company, nor
any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

(p)	Listing.   The Company's common stock is quoted on,
and listed for trading on the Bulletin Board.   The
Company has not received any oral or written notice that its Common Stock will be delisted from the Bulletin
Board or that the Company's common stock does not meet all requirements for the continuation of such listing.

(q)	No Undisclosed Liabilities.  The Company has no
liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in public reports, other than those incurred in the ordinary course of the Company's businesses since
March 31, 2002 and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

(r)	No Undisclosed Events or Circumstances.  Since March
31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the documents provided or made available to Purchaser.

(s)	Capitalization.  The authorized and outstanding
capital stock of the Company as of the date of this Agreement is 18,000,000 common shares authorized of which 14,883,533 common shares are outstanding as of June 1, 2002 and prior to the issuance of Shares hereunder, and, additionally warrants for the purchase of 428,572 which may be exercised through May 30, 2004 are outstanding. Except as set forth in public reports, there are no other options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(t)	Correctness of Representations.  The Company
represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects. The foregoing representations and warranties shall survive during the course and effectiveness of this Agreement.

6.	Covenants of the Company
The Company covenants and agrees with the Purchaser as follows:

(a)	The Company will advise the Purchaser, promptly
after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)	The Company shall promptly secure the listing of the
Shares upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance). The Company will maintain the listing of its Common Stock on the NASD OTC Bulletin Board
(whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Purchaser copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

(c)	The Company shall notify the Commission, NASD, and
applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser and promptly provide copies thereof to Purchaser.

(d)	The Company shall use its best efforts to prepare
within thirty (30) days of the final sale of Shares included in the series of closings contemplated hereunder, but in no event later than ninety (90) days from the date of this Agreement, and to file with the SEC a Registration Statement or Registration Statements
(as is necessary) on Form S-3 covering the resale of all of the Shares hereunder. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within sixty (60) days from the date of initial filing of the Registration Statement with the SEC.

(e)	From the date of this Agreement and until at least
two (2) years after the effectiveness of the Registration Statement on Form S-3 or such other
Registration Statement as provided in Section 6(d) above, the Company will use its best efforts to (i) cause its Common Stock and the Share to continue to be registered under Sections 12(b) or 12(g) of the Exchange
Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of Shares registered pursuant to
Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until two (2) years after the actual effective date of the Registration Statement on Form S-3. Until the resale of the Shares by the Purchaser, the Company will continue the listing of the Common Stock on the Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of Bulletin Board.

Section 7. 	Covenants of the Company and Purchaser
Regarding Indemnification.

(a)	The Company agrees to indemnify, hold harmless,
reimburse and defend Purchaser, Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage
(including reasonable legal fees) of any nature, incurred by or imposed upon Purchaser or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

(b)	Purchaser agrees to indemnify, hold harmless,
reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Purchaser in this Agreement or in any Schedules hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchasers relating hereto.

8.	Anti-Dilution Provisions
In case the Company shall at any time before the Closing
Date subdivide or consolidate its outstanding common shares into a greater or lesser number of shares, the purchase price of the Shares and the terms of the Shares shall be proportionately increased or reduced, and amended accordingly.

9.	Governing Law
This agreement shall be governed by and construed in accordance with the laws of the State of Colorado and the federal laws of the United States applicable therein. The Purchaser hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the State of Colorado with respect to any matters arising out of this agreement.

10.	Assignment
This agreement is not transferable or assignable by the parties hereto.

11.	If Purchaser is Acting as Agent
If the Purchaser is, in signing this Agreement, acting in whole or in part for any other person(s) or entity(ies), then all of the representations, warranties, agreements and acknowledgements herein given by the Purchaser shall be irrevocably deemed and agreed to have been given on behalf of, and be binding upon, such other person(s) or entity(ies) as well as the Purchaser.

12.	Entire Agreement
This agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein.

13.	Successors and Assigns
This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to the hold period restrictions that may be applicable to the Shares.

14.	Currency
All amounts in this agreement are stated and shall be paid in United States dollar currency.

15.	Time of Essence
Time shall be of the essence of this agreement.

16.	Headings
The headings contained herein are for convenience only and shall not affect the meaning or interpretation of this agreement.

17.	Subscription Particulars
(a)	The Purchaser hereby agrees to purchase Shares as
set forth below:
Number of Shares:
Aggregate Purchase Price:
(US$0.40 x number of Shares):  US$
Name of Purchaser:
Street Address:
City and Country:
Postal Code:
Contact Name:
Alternate Contacts Name:
Phone No.:
Fax No.:
E-mail:

(b)	Registration of the certificates representing the
Shares should be made as follows (if space is insufficient, attach a list) - or leave blank if registration is to be as detailed in sub-clause (a) above.
Name:
Registration Address:
City and Country:
Postal Code:

(c)	The certificates representing the Shares are to be
delivered as follows (if different from the address set forth in sub-clause (b) above):
Name:
Address:
City and Country:
Postal Code:
Telephone/Contact:

(d) Number of common shares of the Company owned by the
Purchaser:

18.	Signature of Purchaser
Signature of Purchaser (on its own behalf and, if applicable, on behalf of each principal for whom it is contracting hereunder).

(Signature or Authorized Signature)

(Name and Official Capacity - please print)

19.  Confirmation and Acceptance
This agreement is confirmed and accepted by the Company.
DATED as of the _________ day of ________________, 2002


U.S. GOLD CORPORATION

By:
Name:
Title: